                                                                   EXHIBIT 10.22

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is entered into as of the ______ day of _______, 1996, between Mercury, Inc. (the "Purchaser") and each of the persons named on Exhibit "A" hereto (the "Sellers").

         1. PURCHASE AND SALE. Subject to the satisfaction of the conditions herein contained, Purchaser agrees to purchase from Sellers, and each Seller agrees to sell to Purchaser, the number of shares of common stock of Mississippi 34 Cellular Corporation set forth by such Seller's name on Exhibit "A" hereto, for the price of $2,363.83 per share, payable in cash or bank cashier's check, wired funds or Purchaser's certified check, at Purchaser's election, at the closing herein provided.

         2. CLOSING. The closing of the transactions contemplated hereby shall take place at the offices of Purchaser, at Lake Charles, Louisiana at 10:00 AM CST, on a date mutually agreed upon by Purchaser and Sellers, after all regulatory approvals of the transactions contemplated hereby have been obtained and all other conditions hereof have been fulfilled, or, in the absence of such agreement, on any date after such approvals as is specified in a notice by Purchaser to Sellers given at least five (5) days prior to such specified closing date, with copy to each Seller. At the closing Sellers shall deliver to Purchaser duly endorsed certificates for the shares to be sold by Sellers against delivery of the purchase price by Purchaser, and the Purchaser shall pay for such shares.

         3.      REPRESENTATIONS AND WARRANTIES.

                 (a) Each Seller represents and warrants to Purchaser that he has the capacity to enter into and consummate the transactions contemplated hereby, that this Agreement is enforceable against him in accordance with its terms, that the shares to be sold by him are owned of record and beneficially by him, and that the delivery of the certificates for the shares to Purchaser pursuant hereto will vest in Purchaser good and valid title to such shares, free and clear of any restrictions, liens, claims or encumbrances whatsoever except as set forth in the Pledge Agreement (the "Pledge") between Sellers and AT&T Finance Corporation ("AT&T") dated December 20, 1993.

                 (b) The Purchaser represents and warrants to each Seller that he has the capacity to enter into and consummate the transactions contemplated hereby and that this Agreement is enforceable against him in accordance with its terms; and that he is acquiring the shares to be acquired from Sellers with no view to the distribution thereof in violation of the Securities Act of 1933.

                 (c) The Purchaser represents and warrants to each Seller, and each Seller represents and warrants to Purchaser, that he has made such investigation of the business and affairs of Mississippi 34 Cellular Corporation as he considered appropriate, that he is not relying on the other party hereto to supply him with any information concerning such business and affairs, and that no such information, whether disclosed or undisclosed, would be considered important to his decision to enter into and consummate this Agreement, except as expressly stated herein.

         4.      COVENANTS.

                 (a) Upon delivery to him of this Agreement fully executed by all Sellers, the Purchaser agrees to promptly file such applications with regulatory authorities as are necessary predicates to the satisfaction of the condition of Paragraph 5(b)(i).

                 (b)  The Sellers agree to:

                          (i) cooperate with Purchaser in the filings provided for in Paragraph 4(a);


                          (ii)    and to furnish Purchaser with such
                 information as Purchaser may request in order to complete such filings and to obtain any required regulatory approval; and

                          (iii) to take any action that may be required of them to fulfill the conditions of Paragraph 5.

                 (c) Each party will not take any action or omit any action that would make any representation or warranty by such party untrue as of the closing date.

                 (d) On the closing date, if any Seller is a director and/or an officer of Mississippi 34 Cellular Corporation or any of its subsidiaries, he will, unless otherwise requested by Purchaser, resign all such positions with Mississippi 34 Cellular Corporation and such subsidiaries, effective on the consummation of the transactions contemplated hereby.

                 (e) Upon the consent of the sale and purchase of its shares, each party agrees that the Shareholder Agreement existing between the shareholders of Mississippi 34 Cellular Corporation shall terminate and be of no further force or effect.

         5.      CONDITIONS.

                 (a) The obligations of each party hereto are conditioned upon the accuracy of the representations and warranties of the other party on the closing date as if made on such date, and the compliance by such party with his covenants on the closing date.

                 (b) The obligations of the Purchaser are also conditioned upon:

                          (i) prior regulatory approval of the transactions contemplated hereby without imposing any conditions on Purchaser other than those customary for transactions of this sort;

                          (ii) delivery by each Seller of duly endorsed certificates for the shares sold by him with the effect that Purchaser shall have the full and unrestricted title to the shares of Mississippi 34 Cellular Corporation to be purchased subject only to the Pledge; and

                          (iii) the delivery to Purchaser on the closing date by Sellers of not less than all of the shares of Mississippi 34 Cellular Corporation outstanding on the closing date that are not owned by Purchaser, including in the computation of shares outstanding any shares that Mississippi 34 Cellular Corporation is committed to issue for any reason whatsoever, whether or not the issuance is dependant on the occurrence of any condition or contingency.

                          (iv) the successful consummation of an initial public offering of shares of Mercury, Inc., the name of which may be changed in the first quarter of 1997.

                          (v) the consent of AT&T shall have been obtained for the sale of all of its shares and to the substitution in the Pledge of certificates for such shares in the name of Purchaser for the certificates in the names of Sellers.

                 (d) The obligations of each Seller are also conditioned upon payment by the Purchaser of the purchase price for the shares to be sold by each Seller.

         6. TERMINATION. Either party may terminate this Agreement if on the closing date the conditions to his obligations have not been met by the closing date; provided that nothing herein contained shall relieve any party from any liability for breach of this Agreement.

         7.      MISCELLANEOUS.

                 (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and all prior negotiations, agreements and representations are merged herein. This Agreement may not be modified except in writing signed by an authorized representative of each party.

                 (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

                 (c) Any notice required or permitted under this Agreement may be mailed or delivered to the party to receive such notice, if to Purchaser at P.O. Box 3709,

         Lake Charles, Louisiana 70602, and if to any Seller to address given on Exhibit "A".

                 (d) This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute the Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date set forth above, which shall be the date of execution of this Agreement by the Purchaser.

                          MERCURY, INC. (Purchaser)


                           BY:s/ Thomas G. Henning
                             --------------------
                          THOMAS G. HENNING, Secretary


                                   SELLERS:

         s/David Bailey                                             s/ Robert M. Mounger
         --------------                                             --------------------
DAVID BAILEY                                                ROBERT M. MOUNGER

         s/ E.B. Martin, Jr.                                        s/ James A. Murrell, III
         -------------------                                        ------------------------
E.B. MARTIN, JR.                                            JAMES A. MURRELL, III

         s/ William M. Mounger, II                                  s/ William M. Yandell, II
         -------------------------                                  -------------------------
WILLIAM M. MOUNGER, II                                      WILLIAM M. YANDELL, III

                                       s/ Wirt A. Yerger, III
                                        ----------------------
                                       WIRT A. YERGER, III

                                  EXHIBIT "A"



NAME                                         SHARES                 % OF OUTSTANDING SHARES
David Bailey
807 Church Street
Port Gibson, MS  39150                        2,500                            25%

E.B. Martin, Jr.
c/o Young, Williams, Henderson
& Fuselier
P.O. Box 23059
Jackson, MS  39225-3059                         180                           1.8%

William M. Mounger, II
1410 Livingston Lane
Jackson, MS  39213-8003                       571.2                         5.712%

Robert G. Mounger
200 E. Capitol Street, Suite 1601
Jackson, MS  39201                            326.4                         3.264%

James A. Murrell, III
c/o Young, Williams, Henderson
& Fuselier
P.O. Box 23059
Jackson, MS  39225-3059                         180                           1.8%

William M. Yandall, III
6082 Wood Way Drive
Memphis, TN  38120                            571.2                         5.712%

Wirt A. Yerger, III
Cotton Communications
2600 Insurance Center Dr,
Suite A-200
Jackson, MS  39216                            571.2                         5.712%
                                              -----                         ------

                                              4,900                            49%